UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Sec. 240.14a-11 (c) or Sec. 240.14a-12

CONCURRENT COMPUTER CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

 (Name of  Person (s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CONCURRENT COMPUTER CORPORATION
4375 River Green Parkway, Suite 100
Duluth, Georgia  30096

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2011

This proxy statement supplement, dated June 23, 2011 (this “Supplement), supplements the proxy statement (the “Proxy Statement”) filed with the Securities & Exchange Commission on May 31, 2011 relating to the special meeting of stockholders of Concurrent Computer Corporation (“Concurrent”) to be held on June 29, 2011 at 9 a.m., local time, at Concurrent’s corporate office, 4375 River Green Parkway, Suite 100, Duluth, Georgia 30096.  The purpose of this Supplement is to correct certain statements in the Proxy Statement with respect to broker discretion regarding the Charter Amendment (Item 1 in the Proxy Statement) and the Adjournment Proposal (Item 2 in the Proxy Statement).  All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

Effect of Broker Non-Votes on Approval of the Charter Amendment and the Adjournment Proposal

The proposals in the Proxy Statement regarding the Charter Amendment and the Adjournment Proposal were described in the Proxy Statement as “non-routine” matters on which banks, brokers or other nominees are not permitted to vote without stockholder instruction.  In order to clarify the status of the Charter Amendment and the Adjournment Proposal as routine matters on which banks, brokers and other nominees are permitted to vote without stockholder instruction, the question “Will my shares be voted if I do not sign and return my proxy card, vote over the telephone or vote over the Internet?” on page 4 of the Proxy Statement is hereby modified as follows:

Will my shares be voted if I do not sign and return my proxy card, vote over the telephone or vote over the Internet?

If your shares are held in “street name” through a bank, broker or other nominee, your brokerage firm may not vote your shares on “non-routine matters.”  If your brokerage firm has not received voting instructions on a non-routine matter, these shares will be considered “broker non-votes” to the extent that the brokerage firm submits a proxy.

The proposals related to the Charter Amendment and the Adjournment Proposal are considered routine matters on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.  Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on the proposals.  If you do not provide them with voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to the Charter Amendment and the Adjournment Proposal.

Important Information

Except as specifically updated by the information contained in this Supplement, all information set forth in the Proxy Statement and the notice remains accurate and should be considered in voting your shares.  This Supplement does not provide all of the information that is important to your decision in voting at the special meeting of Concurrent stockholders on June 29, 2011.  Additional information is contained in the Proxy Statement.  This Supplement should be read in conjunction with the Proxy Statement.